UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2017

CLEAN HARBORS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-34223	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Longwater Drive, Norwell, Massachusetts	02061-9149
(Address of principal executive offices)	(Zip Code)

(781) 792-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02                   Results of Operations and Financial Condition

On November 1, 2017 Clean Harbors, Inc. (“the Company”) issued a press release announcing the Company’s results of operations for the third quarter and nine months ended September 30, 2017.  A copy of that press release is furnished with this report as Exhibit 99.1.

Item 8.01                   Other Events

On October 31, 2017 the Company’s Board of Directors has increased the size of the Company’s current share repurchase program from up to $300 million to up to $600 million. A copy of that press release is furnished with this report as Exhibit 99.1.

Item 9.01                   Financial Statements and Exhibits

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description

99.1	Press Release dated November 1, 2017

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

November 1, 2017	/s/ Michael L. Battles
Executive Vice President and Chief Financial Officer